Exhibit 5.1

Alpha Natural Resources, Inc.
One Alpha Place
P.O. Box 2345
Abingdon, Virginia 24212

Re:	Registration Statement on Form S-3.
Ladies and Gentlemen:
     We have acted as special counsel to Alpha Natural Resources, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s registration statement on Form S-3 (Registration Number 333-134081) (as amended, the “Registration Statement”) filed pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, together or separately in one or more series (if applicable) of (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”); (iii) warrants to purchase equity securities (the “Warrants”); and (iv) senior or subordinated debt securities (which may be convertible into Common Stock) (the “Debt Securities”). The Common Stock, Preferred Stock, Warrants and Debt Securities are referred to herein collectively as the “Securities.” The Securities being registered under the Registration Statement will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.
     The Warrants are to be issued from time to time under one or more warrant agreements (each such warrant agreement, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein.

Alpha Natural Resources, Inc., p. 2
     The Debt Securities may be either senior debt securities issued pursuant to an indenture (the “Senior Indenture”) to be entered into between the Company and Union Bank of California, N.A., as Trustee (the “Trustee”), or subordinated debt securities issued pursuant to a subordinated indenture (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) to be entered into between the Company and the Trustee.
     In arriving at the opinion expressed below, we have reviewed the following documents:
(a)	the Registration Statement and the documents incorporated by reference therein;

(b)	the form of the Indentures, filed as exhibits to the Registration Statement; and

(c)	copies of the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws certified by the Secretary of State of the State of Delaware and the corporate secretary of the Company, respectively.
     In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.
     In rendering the opinion expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.
     Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:
     1. The Common Stock to be issued and sold by the Company, when issued and sold in the manner contemplated by the Registration Statement, including upon conversion, exchange or exercise of any other Security in accordance with its terms, and upon the delivery of the Common Stock (whether upon due execution and delivery of certificates evidencing such Common Stock or upon due issuance and registration of the Common Stock in book-entry form), will be validly issued by the Company, fully paid and nonassessable.
     2. The Preferred Stock to be issued and sold by the Company, when issued and sold in the manner contemplated by the Registration Statement and upon the delivery of the Preferred Stock (whether upon due execution and delivery of certificates evidencing such

Alpha Natural Resources, Inc., p. 3
Preferred Stock or upon due issuance and registration of the Preferred Stock in book-entry form), will be validly issued by the Company, fully paid and nonassessable.
     3. The Warrants to be issued under the Warrant Agreements, when issued and sold by the Company in the manner contemplated in the Registration Statement and upon due execution and delivery of the Warrants, will be the valid, binding and enforceable obligations of the Company.
     4. The Debt Securities to be issued under the Indentures, when issued and sold by the Company in the manner contemplated in the Registration Statement and upon due execution and delivery of the Debt Securities in accordance with the terms of the applicable Indenture, will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the Indenture.
     Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.
     In rendering the opinions expressed above, we have further assumed that (i) the Company will authorize the offering and issuance of the Securities and will duly authorize, approve and establish the final terms and conditions thereof, which terms will conform to the descriptions thereof in the Registration Statement and will not violate any applicable law, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) the Board of Directors of the Company will duly authorize, establish and approve the terms of the Preferred Stock as contemplated by the Company’s Restated Certificate of Incorporation, and the Company will duly authorize, execute and deliver the applicable Warrant Agreement and any other agreement necessary with respect to the Securities or contemplated by such Securities, the applicable Warrant Agreement, the applicable Indenture or the Registration Statement and will take any other appropriate additional corporate action; (iii) the Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Securities and in the manner contemplated by the Registration Statement; (iv) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, which price, in the case of Common Stock or Preferred Stock, shall not be less than the par value of such Common Stock or Preferred Stock; and (v) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned.

Alpha Natural Resources, Inc., p. 4
     In rendering the opinion expressed in paragraph 4 above, we have assumed that each series of Debt Securities will be issued with an original aggregate principal amount (or in the case of Debt Securities issued at original issue discount, an aggregate issue price) of $2,500,000 or more.
     We note that by statute the law of the State of New York provides that a judgment or decree rendered in a currency other than the currency of the United States shall be converted into U.S. dollars at a rate of exchange prevailing on the date of entry of the judgment or decree. There is no corresponding federal statute and no controlling federal court decision on this issue. Accordingly, we express no opinion as to whether a federal court would award a judgment in a currency other than U.S. dollars or, if it did so, whether it would order conversion of the judgment into U.S. dollars.
     The foregoing opinions are limited to the federal law of the United States of America, the law of the State of New York and the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the General Corporation Law of the State of Delaware).
     We hereby consent to the use of our name in the prospectus constituting a part of the Registration Statement and in any prospectus supplement related thereto under the heading “Legal Matters” and to the use of this opinion as a part (Exhibit 5.1) of the Registration Statement. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you or any other person, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours, CLEARY GOTTLIEB STEEN & HAMILTON LLP
By	/s/ Sandra L. Flow
Sandra L. Flow, a Partner